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                                                                    EXHIBIT 23.4

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                                               November 27, 1996
                                                              New York, New York

Provident Companies, Inc.
1 Fountain Square
Chattanooga, Tennessee 37402

     We consent to the inclusion in the Registration Statement of Provident Companies, Inc. (the "Company") on Form S-4, relating to the merger of The Paul Revere Corporation ("Paul Revere") with the Company, of our opinion letter appearing as Annex B to the Joint Proxy Statement/Prospectus which is a part of such Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:       /s/  GARY W. PARR
                                            ------------------------------------
                                                        Gary W. Parr
                                                     Managing Director